Exhibit 99.1

Surrozen Reports Fourth Quarter and Full Year 2025 Financial Results and Provides Business Update

Expect to submit an Investigational New Drug application for SZN-8141 to FDA in the second half of 2026

Scheduled to present retinal vascular research on SZN-8141 at the upcoming 2026 ARVO Annual Meeting

Received notice of achievement of research milestone by Boehringer Ingelheim for SZN-413, triggering $5 million milestone payment

Strengthened key leadership roles in 2025 to support long-term ophthalmology strategy

SOUTH SAN FRANCISCO, Calif., March 23, 2026 (GLOBE NEWSWIRE) -- Surrozen, Inc. (“Surrozen” or the “Company”) (Nasdaq: SRZN), a biotechnology company pioneering targeted therapeutics to harness the power of Wnt signaling to address the underlying drivers of disease in sight-threatening ophthalmic conditions, today announced financial results for the fourth quarter and full year 2025 and provided a business update.

Business Highlights

Surrozen remains focused on advancing a new generation of ophthalmology therapeutics that are built on a foundation of Wnt pathway biology. Surrozen’s pipeline leverages its Wnt biology expertise and antibody technologies to develop therapeutics targeting ophthalmic diseases with significant unmet medical needs.

Recent Events and Upcoming 2026 Milestones

o
Ophthalmology Pipeline Advancement:
•
The Company continues to progress its lead candidates, SZN-8141 and SZN-8143, in retinal diseases and remains on track to submit an Investigational New Drug (IND) application for SZN-8141 in the second half of 2026
o
In March 2026, Boehringer Ingelheim achieved a research milestone under the agreement for SZN-413, reflecting a positive outcome of the IND-enabling GLP toxicology study. The research milestone entitles Surrozen to receive a $5.0 million payment from Boehringer Ingelheim.

o
Scientific Presentations Highlighting Next Generation Surrozen Wnt Therapeutics for Retinal Diseases
•
The Company presented an overview of Next Generation Wnt Therapeutics in Retinal Diseases at Eyecelerator (American Academy of Ophthalmology) Meeting and at the Ophthalmology Innovation Source (OIS) conference in fourth quarter 2025
•
The Company plans to present at the 2026 Association for Research in Vision and Ophthalmology (ARVO) Annual Meeting on May 4, 2026: Poster presentation titled “Wnt signaling activation synergizing with VEGF inhibition in preclinical models of retinal vascular disease”
o
In 2025, the Company significantly strengthened its strategic leadership and ophthalmology expertise by forming a Clinical Advisory Board composed of retinal disease experts and appointing two industry veterans: Daniel Chao, M.D., Ph.D., as Vice President and Head of Clinical Development and Andrew Maleki as Chief Financial Officer.

“2025 was a year of significant momentum as we progressed two lead product candidates in retinal vascular disease, advanced our platform for developing multifunctional biologic candidates that selectively activate Wnt signaling in combination with other key disease pathways and further strengthened our management team to drive our long-term growth strategy,” said Craig Parker, President and Chief Executive Officer of Surrozen. “2026 is an exciting year for us as we expect to submit an IND application for SZN-8141 in the second half of the year and continue our focus on developing therapeutics that address critical unmet needs in retinal diseases.”

Fourth Quarter and Full Year 2025 Financial Highlights

- Cash Position: Cash and cash equivalents were $89.2 million as of December 31, 2025, compared to $81.3 million as of September 30, 2025 and $34.6 million as of December 31, 2024. In addition, Surrozen received net proceeds of $26.9 million from sales of common stock under its at-the-market sales program in January 2026 and received $3.3 million from warrant exercises in February and March 2026.

- Revenue:

•
Collaboration and License Revenue: The company did not have any collaboration and license revenue during the year ended December 31, 2025, compared to $10.0 million in 2024, attributable to the recognition of a milestone achieved under a collaboration and license agreement with Boehringer Ingelheim International GmbH in September 2024.
•
Research Service Revenue – Related Party: Research service revenue from a related party was $0.5 million and $3.5 million for the quarter and year ended December 31, 2025, compared to $0.7 million for the same periods in 2024, driven by the collaboration with TCGFB, Inc. for TGF-β antibodies research. The collaboration was terminated in November 2025.

- Operating Expenses:

•
Research and Development Expenses: R&D expenses were $9.0 million and $29.4 million for the quarter and year ended December 31, 2025, compared to $5.4 million and $21.1 million for the same periods in 2024, primarily reflecting the increase in manufacturing costs, lab expenses and consulting fees for our ophthalmology programs, offset by the decrease in clinical expenses as a result of the discontinuation of clinical development of SZN-043.
•
General and Administrative Expenses: G&A expenses were $4.2 million and $16.2 million for the quarter and year ended December 31, 2025, compared to $3.9 million and $15.1 million for the same periods in 2024, primarily due to the increase in professional service fees.

- Other Income and Expenses:

•
Interest Income: Interest income was $0.8 million and $3.0 million for the quarter and year ended December 31, 2025, compared to $0.4 million and $1.7 million for the same periods in 2024, as a result of an increase in cash and cash equivalents.
•
Loss on Issuance of Common Stock, Pre-funded Warrants and Warrants in the 2024 PIPE: The Company recorded a non-cash $20.4 million loss during the year ended December 31, 2024, due to the fair value of warrants issued being greater than the proceeds received in a private placement that was closed in April 2024. There was no such corresponding loss in 2025.
•
Loss on Amendment and Cancellation of Warrants: Loss on amendment and cancellation of warrants originally issued in the 2024 PIPE was zero and $2.1 million for the quarter and year ended December 31, 2025, due to the non-cash change in fair value of warrant liabilities as a result of the amendment and cancellation of warrants in March 2025.
•
Loss on Execution of the 2025 PIPE: Loss on execution of the 2025 PIPE was zero and $71.1 million for the quarter and year ended December 31, 2025, reflecting the non-cash loss recognized upon the initial execution of the private placement in March 2025 (2025 PIPE) as committed proceeds from the 2025 PIPE were less than the fair value of the tranche liability recognized at contract execution date.
•
Loss on Change in Fair Value of Tranche Liability: Loss on change in fair value of tranche liability related to the 2025 PIPE was $112.0 million and $104.8 million for the quarter and year ended December 31, 2025, driven by the non-cash change in fair value of tranche liability, which was primarily driven by the increase in our stock price from the initial measurement date.
•
Gain on Settlement of Tranche Liability: Gain on settlement of tranche liability related to the 2025 PIPE was $0.2 million and $1.4 million for the quarter and year ended December 31, 2025 related to the proceeds from the sale of securities in the 2025 PIPE being greater than the net value of securities issued on settlement date.
•
Other Expense, Net: Other expense, net was $59.6 million and $26.3 million for the quarter and year ended December 31, 2025, compared to $19.8 million and $19.3 million for the same periods in 2024, primarily driven by the non-cash change in fair value of warrant liabilities.

- Net Loss: Net loss was $183.2 million, or ($20.13) per share for the quarter and $242.0 million, or ($32.37) per share for the year ended December 31, 2025,

compared to a net loss of $28.0 million, or ($8.62) per share and $63.6 million, or ($21.67) per share, for the same periods in 2024.

Surrozen’s Ophthalmology Portfolio

About SZN-8141 for Retinal Diseases
Surrozen is developing SZN-8141 for the treatment of diabetic macular edema (DME) and neovascular age-related macular degeneration (wet AMD). SRZN-8141 combines Frizzled 4 (Fzd4) agonism and vascular endothelial growth factor (VEGF) antagonism and has the potential to provide benefits over treatment with single agents. The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF therapies, including monotherapies and dual-pathway agents targeting VEGF and Ang-2. In addition, MK-3000, a Fzd4 monotherapy, has demonstrated proof of concept in DME in clinical trials. We believe SZN-8141 has the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that SZN-8141 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

About SZN-8143 for Retinal Diseases
Surrozen is developing SZN-8143 for the treatment of DME, wet AMD, and uveitic macular edema (UME). SZN-8143 combines Fzd4 agonism, VEGF antagonism, and interleukin-6 (IL-6) antagonism and may have benefits over single agents. The current standard of care for diabetic retinopathy (including DME), retinal vein occlusion and wet AMD is intravitreal administration of anti-VEGF therapies, including monotherapies and dual-pathway agents targeting VEGF and Ang-2. In addition, MK-3000, a Fzd4 monotherapy, has demonstrated proof of concept in DME in clinical trials. The Company believes SZN-8143 has the potential to treat multiple retinopathy indications and be differentiated from existing therapies. Data generated in preclinical models of retinopathy demonstrated that SZN-8143 stimulated Wnt signaling and induced normal retinal vessel regrowth while suppressing pathological vessel growth.

Partnership with Boehringer Ingelheim
SZN-413 is a bi-specific antibody targeting Fzd4-mediated Wnt signaling designed using Surrozen’s SWAP™ technology. It is currently being developed for the treatment of retinal diseases by Boehringer Ingelheim. Data generated by Surrozen with SZN-413 in preclinical models of retinopathy demonstrated that SZN-413 potently stimulated Wnt signaling in the eye, induced normal retinal vessel regrowth, suppressed pathological vessel growth and reduced vascular leakage.

Under the terms of the agreement, BI received an exclusive, worldwide license to develop SZN-413 and other Fzd4-specific Wnt-modulating molecules for all purposes, including as a treatment for retinal diseases, in exchange for an upfront payment to Surrozen of $12.5 million and up to $586.5 million in success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales.

About Surrozen

Surrozen is a biotechnology company, pioneering a new class of Wnt-based therapeutics designed to harness the power of Wnt signaling to treat sight-threatening ophthalmic conditions. Built on deep scientific expertise and a proprietary antibody-engineering platform, Surrozen develops multifunctional biologics that selectively activate Wnt signaling in combination with other key disease pathways. Our approach aims to deliver best-in-class, durable therapies that have the potential to transform patient outcomes in some of the most pressing unmet medical needs in ocular diseases. For more information, visit www.surrozen.com.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “will,” “plan,” “intend,” “potential,” “expect,” “could,” or the negative of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Surrozen’s discovery, research and development activities, in particular its development plans for its product candidates (including anticipated clinical development plans and timelines, the availability of data, the potential for such product candidates to be used to treat human disease or address unmet needs in serious eye diseases, as well as the potential benefits and potential differentiation from existing therapies of such product candidates); Surrozen’s intention to submit an IND application for SZN-8141 in 2026; and expectations regarding Surrozen’s partnership with Boehringer Ingelheim, including the potential for future success-based development, regulatory, and commercial milestone payments, in addition to mid-single digit to low-double digit royalties on sales. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Surrozen and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Surrozen. These forward-looking statements are subject to a number of risks and uncertainties, including the initiation, cost, timing, progress and results of research and development activities, preclinical and clinical trials with respect to its product candidates and potential future drug candidates; the Company’s ability to fund its preclinical and clinical trials and development efforts, whether with existing funds or through additional fundraising; Surrozen’s ability to identify, develop and commercialize drug candidates; Surrozen’s ability to successfully complete preclinical and clinical studies for its product candidates; the effects that arise from volatility in global economic, political, regulatory and market conditions; and all other factors discussed in Surrozen’s Annual Report on Form 10-K for the year ended December 31, 2025 to be filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors,” and other documents Surrozen has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Surrozen presently does not know, or that Surrozen currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Surrozen’s expectations, plans, or forecasts of future events and views as of the date of this press release. Surrozen anticipates that subsequent events and developments will cause its assessments to change. However, while Surrozen may elect to update these forward-looking statements at some point in the future, Surrozen specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Surrozen’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor/Media Contact:
Email: Investorinfo@surrozen.com

SURROZEN, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

	Year Ended December 31,
	2025	2024
Collaboration and license revenue	$—	$10,000
Research service revenue - related party	3,477	655
Total revenue	3,477	10,655

Operating expenses:
Research and development	29,365	21,132
General and administrative	16,204	15,062
Total operating expenses	45,569	36,194
Loss from operations	(42,092)	(25,539)
Interest income	3,020	1,693
Loss on issuance of common stock, pre-funded warrants and warrants in the 2024 PIPE	—	(20,397)
Loss on amendment and cancellation of warrants	(2,073)	—
Loss on execution of the 2025 PIPE	(71,084)	—
Loss on change in fair value of tranche liability	(104,847)	—
Gain on settlement of tranche liability	1,362	—
Other expense, net	(26,312)	(19,321)
Net loss and comprehensive loss	$(242,026)	$(63,564)

Net loss per share attributable to common stockholders, basic and diluted	$(32.37)	$(21.67)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	7,478	2,933

SURROZEN, INC.

Consolidated Balance Sheets

(In thousands)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$89,245	$34,565
Accounts receivable	—	2,039
Accounts receivable - related party	208	502
Prepaid expenses and other current assets	2,106	1,826
Total current assets	91,559	38,932

Property and equipment, net	433	562
Operating lease right-of-use assets	6,000	7,801
Restricted cash	688	688
Warrant asset	—	153
Other assets	46	331
Total assets	$98,726	$48,467

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$728	$306
Accrued and other liabilities	7,912	5,180
Lease liabilities, current portion	1,290	1,829
Total current liabilities	9,930	7,315

Lease liabilities, noncurrent portion	5,349	6,640
Tranche liability	158,662	—
Warrant liabilities	112,547	55,892
Total liabilities	286,488	69,847
Stockholders’ deficit:
Preferred stock	—	—
Common stock	1	—
Additional paid-in-capital	339,522	263,879
Accumulated deficit	(527,285)	(285,259)
Total stockholders’ deficit	(187,762)	(21,380)
Total liabilities and stockholders’ deficit	$98,726	$48,467